                                                             Exhibit 99 (a)(5)

LSB INDUSTRIES, INC.
Offer to Exchange
Shares of Common Stock
for
Outstanding
$3.25 Convertible Exchangeable Class C Preferred Stock,
Series 2
(CUSIP No. 502160500)

Pursuant to the Offer to Exchange dated February 9, 2007

The Exchange Offer will expire at 5:00 p.m., New York City time, on March 12, 2007, which we refer to as the Expiration Date, unless extended by us. You may revoke your tender at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

February 9, 2007

To Our Clients:

Enclosed for your consideration are the Offer to Exchange, dated February 9, 2007 (the “Offer to Exchange”), and the related Letter of Transmittal (the “Letter of Transmittal”) in connection with the offer by LSB Industries, Inc. (the “Company”), to exchange (the “Exchange Offer”) its shares of its common stock for any and all outstanding shares of Convertible Exchangeable Class C Preferred Stock, Series 2 (“Preferred Stock”) subject, in each case, to the procedures and limitations described in the Offer to Exchange and the Letter of Transmittal. This material relating to the Exchange Offer is being forwarded to you as the beneficial owner of shares of Preferred Stock carried by us for your account or benefit but not registered in your name. A tender of such shares of Preferred Stock can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Preferred Stock held by us for your account.

We request instructions as to whether you wish us to tender any or all of the shares of Preferred Stock held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer. We also request that you confirm that we may make the representations contained in the Letter of Transmittal on your behalf.

If you wish to have us tender any or all of your shares of Preferred Stock, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares of Preferred Stock, all such shares of Preferred Stock will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the Expiration Date of the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO EXCHANGE

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer.

This will instruct you to tender the number of shares of Preferred Stock indicated below (or if no number is indicated below, all shares of Preferred Stock) that are held by you for the account of the undersigned.

Aggregate Number of Shares of Preferred Stock to be Tendered*:

Date: _____________ , 2007

Signature(s): ________________________________
______________________________
Print Name(s):________________________________
______________________________
Area Code and Telephone Number: _______________

Tax ID or Social Security Number:_________________

*	Unless otherwise indicated, it will be assumed that all shares of Preferred Stock held by us for your account are to be tendered.

If the undersigned instructs you to tender the shares of Preferred Stock held by you for the account of the undersigned, it is understood that you are authorized:

      (a) to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

(i) the undersigned’s principal residence is in the state of ______________ (fill in state),

      (ii) the undersigned has full power and authority to tender, exchange, assign and transfer the shares of Preferred Stock tendered, and LSB Industries, Inc. will acquire good and unencumbered title to the shares of Preferred Stock being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale arrangements or other obligations relating to their sale or transfer, and are not subject to any adverse claim when the shares of Preferred Stock are accepted by LSB Industries, Inc.;

(b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

(c) to take any other action as necessary under the Offer to Exchange or the Letter of Transmittal to effect the valid tender of the shares of Preferred Stock.

PLEASE RETURN THIS FORM TO THE BROKERAGE
FIRM MAINTAINING YOUR ACCOUNT